UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2004

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2004, Halliburton entered into Amendment No. 3 (the “Amendment”) to the Master Letter of Credit Facility Agreement dated as of October 31, 2003 (as amended, the “Agreement”) among Halliburton, certain subsidiaries of Halliburton, the Banks party thereto, the Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, ABN Amro Bank, N.V., as Documentation Agent.

The Amendment modifies the “Term-Out Date” definition of the Agreement which has the effect of extending the availability of advances under the Agreement to the earlier of March 31, 2005 or when an order approving the proposed plan of reorganization in the Chapter 11 proceedings of DII Industries, Kellogg Brown & Root, and Halliburton’s other affected subsidiaries becomes final and nonappealable.

The Amendment is attached to this report as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

The exhibit listed below is filed herewith.

(c)    Exhibits.

10.1	Amendment No. 3 to the Master Letter of Credit Facility Agreement dated as of October 31, 2003 among Halliburton, certain subsidiaries of Halliburton, the Banks party thereto, the Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, ABN Amro Bank, N.V., as Documentation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: December 14, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1
Amendment No. 3 to the Master Letter of Credit Facility Agreement dated as of October 31, 2003 among Halliburton, certain subsidiaries of Halliburton, the Banks party thereto, the Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, ABN Amro Bank, N.V., as Documentation Agent.